Exhibit 24

POWER OF ATTORNEY

The undersigned does hereby appoint G. Peter D’Aloia, Mary Elizabeth Gustafsson and Mark C. Cresitello as their true and lawful attorneys-in-fact to sign American Standard Companies Inc. (the “Corporation”) Annual Report on Form 10-K for the year ended December 31, 2006, and any amendments thereto, on behalf of the undersigned as a director of the Corporation, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission; each of said attorneys shall have the power to act hereunder with or without the others.

Signature	Date

/s/ Steven E. Anderson	January 31, 2007
Steven E. Anderson

/s/ Jared L. Cohon	January 31, 2007
Jared L. Cohon

/s/ Paul J. Curlander	January 31, 2007
Paul J. Curlander

/s/ Steven F. Goldstone	January 31, 2007
Steven F. Goldstone

/s/ Kirk S. Hachigian	January 31, 2007
Kirk S. Hachigian

/s/ Edward E. Hagenlocker	January 31, 2007
Edward E. Hagenlocker

/s/ James F. Hardymon	January 31, 2007
James F. Hardymon

/s/ Ruth Ann Marshall	January 31, 2007
Ruth Ann Marshall

/s/ Dale F. Morrison	January 31, 2007
Dale F. Morrison